Exhibit 99.1

RIOT ANNOUNCES AUGUST 2023 PRODUCTION AND OPERATIONS UPDATES

Riot Produces 333 Bitcoin While Realizing Expanded Benefits of Power Strategy

CASTLE ROCK, COLO. / Globe Newswire / September 6, 2023 / Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in Bitcoin (“BTC”) mining and data center hosting, announces unaudited production and operations updates for August 2023.

Bitcoin Production and Operations Updates for August 2023

1.	As of end of month.
2.	Exahash per second (“EH/s”). Excludes 17,040 miners that are offline as a result of damage to Building G from the severe winter weather in late December 2022 in Texas.
3.	Power curtailment credits received from the Company’s ability, under its long-term power contracts, to sell power back to the ERCOT grid at market-driven spot prices.
4.	Credits received from participation in ERCOT demand response programs.
5.	The Company discloses this figure in its monthly updates if it exceeds $1 million for the current month.
6.	Power Credits and Demand Response Credits for July and August 2023 are estimates.

“August was a landmark month for Riot in showcasing the benefits of our unique power strategy,” said Jason Les, CEO of Riot. “Riot achieved a new monthly record for Power and Demand Response Credits, totaling $31.7 million in August, which surpassed the total amount of all Credits received in 2022. Based on the average Bitcoin price in August, Power and Demand Response credits received equated to approximately 1,136 Bitcoin.  The effects of these credits significantly lower Riot’s cost to mine Bitcoin and are a key element in making Riot one of the lowest cost producers of Bitcoin in the industry. Riot’s power strategy is a key competitive advantage, and when placed alongside our strong financial position and efficient miner fleet, put Riot in a leading position heading into the upcoming Bitcoin ‘halving’ event next year.”

Estimated Hash Rate Growth

As previously disclosed, Riot is in the process of repairing damage incurred in Building G during the severe winter storm in Texas in December 2022, and Riot now anticipates achieving a total self-mining hash rate capacity of 12.5 EH/s at its Rockdale Facility by the end of 2023.

The Company has also entered into a long-term purchase agreement with MicroBT, which includes an initial order of 7.6 EH/s of next-generation Bitcoin miners for its Corsicana Facility. Upon full deployment of this initial order by mid-2024, Riot’s total self-mining hash rate capacity is expected to reach 20.1 EH/s.

Riot’s Power Strategy Assists in Stabilization of Texas Energy Grid During August Heat Wave

Texas experienced another month of extreme heat in August 2023, causing demand for electricity to spike, in some cases approaching total available supply. Riot continued to execute its power strategy by curtailing its power usage by more than 95% during periods of peak demand, forgoing revenue from its Bitcoin mining operations to instead provide energy resources to ERCOT. The Company’s curtailment of operations meaningfully contributed to reducing overall power demand in ERCOT, helping to ensure that consumers did not experience interruptions in service.

For more information on Riot’s power strategy, please refer to the Company’s updated Corporate Presentation, available on the Company’s website.

Conference Schedule:

•	3rd Annual Needham Crypto Conference, on September 7th held virtually.
•	25th Annual H.C. Wainwright Global Investment Conference, on September 11th and 12th in New York.
•	Northland Capital Markets Institutional Investor Conference, on September 19th held virtually.

Legal Update

Riot is pleased to announce that on August 25, 2023, the New Jersey District Court dismissed Creighton Takata’s shareholder class action against Riot with prejudice resulting in the final dismissal of all claims.  This victory is another example of Riot's aggressive stance and determination to prevail when litigating matters.

Human Resources Update

Riot is currently recruiting for positions across the Company. Join our team in building, expanding, and securing the Bitcoin network.

Open positions are available at: https://www.riotplatforms.com/careers.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks, and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has data center hosting operations in central Texas, Bitcoin mining operations in central Texas, and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the benefits of acquisitions, including financial and operating results, and the Company’s plans, objectives, expectations, and intentions. Among the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Navarro site expansion; our expected schedule of new miner deliveries; the impact of weather events on our operations and results; our ability to successfully deploy new miners; the variance in our mining pool rewards may negatively impact our results of Bitcoin production; megawatt (“MW”) capacity under development; we may not be able to realize the anticipated benefits from immersion-cooling; the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; and the impact of COVID-19 on us, our customers, or on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact:
Phil McPherson
303-794-2000 ext. 110

IR@Riot.Inc

Media Contact:
Alexis Brock
303-794-2000 ext. 118

PR@Riot.Inc